UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Information Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐  Definitive Information Statement

☒  Definitive Additional Materials

SAVVIS Communications Corporation

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

☐ Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

FOR IMMEDIATE RELEASE

SAVVIS FORM 10-Q AVAILABLE FOR REVIEW BY STOCKHOLDERS WHO

RECEIVED INFORMATION STATEMENT

ST. LOUIS, MO. – December 3, 2004 – SAVVIS Communications Corporation, (NASDAQ: SVVS) filed an Information Statement on Schedule 14C with the Securities and Exchange Commission (SEC) on November 16, 2004, and on November 19, 2004, mailed it to stockholders of record as of October 11, 2004. The Information Statement contained second quarter interim financial statements. Stockholders who received the Information Statement are advised to review, together with the Information Statement, SAVVIS’ Form 10-Q for the quarterly period ended September 30, 2004, which was filed with the SEC on November 15, 2004.

Both the Form 10-Q and the Information Statement on Schedule 14C are available through the investor-relations section of SAVVIS’ website, at www.savvis.net, and through the SEC website at www.sec.gov.

About SAVVIS

SAVVIS Communications Corporation (NASDAQ: SVVS) is a global IT utility services provider that leads the industry in delivering secure, reliable, and scalable hosting, network, and application services. SAVVIS’ strategic approach combines the use of virtualization technology, a utility services model, and automated software management and provisioning systems. SAVVIS solutions enable customers to focus on their core business while SAVVIS ensures the quality of their IT infrastructure.

With an IT services platform that extends to 47 countries, SAVVIS is one of the world’s largest providers of IP computing services. For more information about SAVVIS, visit www.savvis.net.

Contact:

Elizabeth Corse

Investor Relations

elizabeth.corse@savvis.net

703-667-6984